Exhibit 5.1

June 3, 2025

Gerdau S.A.

Av. Dra. Ruth Cardoso, 8501, 8th floor

05425-070 São Paulo, São Paulo

Federative Republic of Brazil

Ladies and Gentlemen:

We have acted as Brazilian counsel to Gerdau S.A. (“Gerdau”), Gerdau Aços Longos S.A. (“Gerdau Aços Longos”) and Gerdau Açominas S.A. (“Gerdau Açominas” and together with Gerdau and Gerdau Aços Longos, the “Guarantors”), all of which are sociedades anônimas (corporations) organized under the laws of the Federative Republic of Brazil (“Brazil”), in connection with the preparation by Gerdau Trade Inc. (the "Issuer"), a limited liability company organized under the laws of the British Virgin Islands, of a registration statement on Form F-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the “Securities Act”), with respect to debt securities (the "Notes") to be fully and unconditionally guaranteed by the Guarantors (the "Guarantees" and, together with the Notes, the “Securities”), in amounts, at prices and on terms to be determined at or prior to the time of the issuance and sale. Unless otherwise provided in any prospectus supplement to the prospectus forming a part of the Registration Statement relating to a particular series of Securities, the Securities are to be issued under an indenture, to be entered into between the Issuer, the Guarantors and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the "Indenture”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Registration Statement.

In rendering the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction of the Registration Statement, including the form of Indenture filed as exhibit thereto and the Guarantees included therein, the Guarantors’ bylaws, corporate resolutions and such other documents and instruments. We have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

In rendering the opinions expressed below, we have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws (other than the laws of Brazil), (ii) a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) a supplemental indenture will have been prepared and filed with the SEC specifying the details of the offering and the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with all applicable laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and supplemental indenture; (v) a definitive underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Issuer, the Guarantors and the other parties thereto; (vi) the Guarantors and the Issuer will have authorized the offering and issuance of the Securities, as applicable; and (vii) the validity and enforceability of the indenture under the laws governing such indenture (other than the laws of Brazil) and, to the extent that any obligation under the indenture is to be performed in, or is otherwise subject to the laws of, any jurisdiction other than Brazil, the legality of such performance under the laws of such jurisdiction.

We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of the Guarantors.

Based upon the foregoing, and subject to each and all of the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

i.	the Guarantors are sociedades anônimas (corporations) duly organized and validly existing under the laws of Brazil;
ii.	the Guarantors have the corporate power to, and all necessary corporate action has been taken to, execute, deliver and file the Registration Statement; and
iii.	the Indenture and the Guarantees, when authorized by the Issuer and the Guarantors, and when executed by duly authorized representatives of the Issuer and the Guarantors, as applicable, and, in the case of the Guarantees, when the Notes are authenticated and delivered against payment therefor as provided in the applicable underwriting agreement, will have been duly authorized and validly issued, and will be valid and binding obligations of the Guarantors.

The opinions set forth above are subject to the following qualifications:

a.	enforcement in Brazil may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, or other similar laws relating to or limiting creditor’s rights generally;
b.	in order to ensure the admission and enforceability of the Indenture, together with the respective supplemental indenture or the Securities, as the case may be, before the public agencies and courts in Brazil (i) the signatures of the parties thereto signing outside Brazil must be notarized by a notary public and, where appropriate, the identity of the seal or stamp of such notary public must be apostilled by a competent authority of the state from which the document emanates according to the Hague Convention of October 5, 1961 (“Apostille Convention”), except for documents emanating from a state that is not a signatory to the Apostille Convention, which require notarization and the subsequent legalization (authentication) of the signature of such a notary by a Brazilian consulate official and (ii) the Indenture or the Securities, as the case may be, must be translated into Portuguese by a sworn translator, and the sworn translation must be registered with the appropriate Registry of Deeds and documents in Brazil; and

c.	any final judgment against the Guarantors rendered by any non-Brazilian courts will only be enforceable in the courts of Brazil if previously confirmed by Superior Court of Justice of Brazil (Superior Tribunal de Justiça), in which case such confirmation will occur without the reexamination of the merits of such judgment, such confirmation only occurring if such final judgment: (i) fulfills all formalities required for its enforceability under the laws of the country wherein it was issued; (ii) is issued by a competent court in the jurisdiction where it was awarded after proper service of process was made on the Guarantors in accordance with the law of such jurisdiction; (iii) is final and conclusive and therefore, not subject to appeal in the jurisdiction in which it was rendered; (iv) is authenticated by a Brazilian Diplomatic Office or Consulate having jurisdiction wherein it was issued, except when such final judgment was authenticated in a country that is signatory of the Apostille Convention, in which case the authentication by a Brazilian Diplomatic Office or Consulate is not required; (v) is not contrary to Brazilian court decision that is res iudicata, or to any Brazilian public policy, to the national sovereignty or morality (as provided in Article 17 of the Law of Introduction to the Standards of Brazilian Law); (vi) is accompanied by a certified sworn translation of such judgment into Portuguese, as applicable; and (vii) the applicable procedure under the laws of Brazil with respect to the enforcement of foreign judgments is complied with.

We are qualified to practice law in Brazil only and therefore the opinions expressed in this letter are limited to questions arising under the laws of Brazil. Therefore, this opinion does not cover any questions arising under or relating to any laws other than the laws of Brazil as in effect at the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion.

This opinion is dated as of today and we also expressly disclaim any responsibility to advise with respect to any developments, modifications or circumstances of any kind occurring after the date hereof, even though such development or modification may affect the legal analysis, legal conclusion or any other matter set forth in or relating to this opinion letter. In rendering the opinions set forth herein, we note that any conclusion on any particular issue is not a guarantee or prediction of what a court would decide but, rather, sets forth our conclusions as to what would or should be the proper result for a court to reach in a properly presented and decided case in which the facts and assumptions relied on herein are established.

We express no opinion as to any agreement, instruments or other documents other than as specified in this letter. This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to any related supplemental registration statement filed pursuant to the rules applicable thereto and to the reference made to our firm under the captions “Legal Matters” and “Enforcement of Civil Liabilities” of the Registration Statement and under the caption “Legal Matters” of any prospectus supplements related thereto.

Very truly yours,

/s/ Tauil & Chequer Advogados in association with Mayer Brown LLP